SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

July 23, 2004

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.

231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Item 5. OTHER EVENTS

     On July 23, 2004, Intermountain Community Bancorp, Sandpoint, Idaho (“Intermountain”) and its subsidiary, Panhandle State Bank (“Panhandle”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) with Snake River Bancorp, Inc. (“Snake River”) and its subsidiary, Magic Valley Bank (“Magic Valley”). Under the terms of the Merger Agreement, Snake River will merge with and into Intermountain, and Magic Valley will merge with and into Panhandle. Panhandle will remain as a wholly-owned subsidiary of Intermountain, and the former Magic Valley offices will operate under the name “Magic Valley Bank, a division of Panhandle State Bank.”

     Effective at the time of the merger, each outstanding share of Snake River common stock will be converted into the right to receive, within certain parameters, (i) 0.93 shares of Intermountain common stock and (ii) $8.22 in cash.

     Consummation of the transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of Snake River. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement and to the press release dated July 26, 2004, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial statements. – not applicable

     (b) Pro forma financial information. – not applicable

     (c) Exhibits.

2.	Plan and Agreement of Merger dated as of July 23, 2004.

99.1	Press Release dated July 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2004	INTERMOUNTAIN COMMUNITY BANCORP

	By:	/s/ Doug Wright

Doug Wright
Executive Vice President and Chief
Operating Officer

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